EXHIBIT 16.1

April 22, 2013

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Rogers International Raw Materials Fund, L.P.’s statements included under Item 4.01(a) of its Form 8-K filed on April 22, 2013 and we agree with such statements concerning our firm.

/s/ McGladrey LLP